EX-4.4


                        BLONDER TONGUE LABORATORIES, INC.

                 AMENDED AND RESTATED 1996 DIRECTOR OPTION PLAN



1.       DEFINITIONS

         As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         1.1 "Agreement" - The agreement between the Company and the Optionee under which the Optionee may purchase Stock pursuant to the Plan.

         1.2 "Board" - The Board of Directors of the Company.

         1.3 "Company" - Blonder Tongue Laboratories, Inc., a Delaware corporation.

         1.4 "Code" - The United States Internal Revenue Code of 1986, as from time to time amended.

         1.5 "Eligible Director" - Any person who is a member of the Board and neither is currently, nor within the past six (6) months was employed by the Company or any subsidiary of the Company.

         1.6 "Fair Market Value" - The per share fair market value of the Stock of the Company, determined by taking the mean average of the high and low selling price as reported by the principal national exchange upon which such shares are traded (or if not traded on a national exchange then the mean average between the bona fide closing bid and ask prices) (the "Trading Price") on the date of grant, or if none, by taking a weighted average of the means of the Trading Price on the nearest trading date before and the nearest trading date after the date of grant.

         1.7 "Option" - An option to purchase Stock of the Company granted pursuant to the provisions of the Plan. All Options shall be non-statutory stock options within the meaning of the Code.

         1.8 "Optionee" - The person to whom an Option has been granted pursuant to the provisions of the Plan.

         1.9 "Option Price" - The per share exercise price of the Stock with respect to which an Option has been granted under the Plan.

         1.10 "Plan" - The Company's Amended and Restated 1996 Director Option Plan, the terms of which are set forth herein.

         1.11 "Stock" - The common stock of the Company.

2.       ESTABLISHMENT AND PURPOSE OF PLAN

         2.1 Establishment and Purpose of Plan. The Company hereby establishes the Plan for the purpose of encouraging equity ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's sustained progress, and thus to provide them with a further incentive to continue as directors of the Company.

         2.2 Effective Date of Plan. The effective date of the Plan was originally January 1, 1996. The Plan, as amended and restated herein, shall be effective on December 18, 1997, subject to stockholder approval, with respect to grants made after such date.

         2.3 Expiration of the Plan. The Plan shall terminate at the close of business on January 2, 2006, or such earlier date as the Board may determine pursuant to Section 7 of the Plan, and no Option shall be granted after that date.

3.       STOCK SUBJECT TO PLAN

         3.1 Limitations. Subject to adjustment pursuant to the provisions of
Section 3.2 hereof, the number of shares of Stock of the Company which may be issued and sold under the Plan shall not exceed 100,000 shares.

         3.2      Adjustments.

                  a. Anti-Dilution. If the outstanding shares of Stock of the Company are hereafter changed or converted into or exchanged or exchangeable for a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, combination of shares, stock dividend, stock split or reverse stock split, appropriate adjustment shall be made in the number of shares and kind of stock which may be granted as provided in Section 3.1, and subject to unexercised Options, to the end that the proportionate interest of Optionee's shall be maintained as before the occurrence of such event.

                  b. Non-survival of Company. In the event of a dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such liquidation, dissolution, merger or combination, to exercise his Option, in whole or in part, to the extent that such Option is then otherwise exercisable and has not previously been exercised; provided, however, that in the event of any such dissolution, liquidation, merger or combination, the Board may modify any Options granted hereunder so as to accelerate as a consequence of such transaction the Optionee's right to exercise any such Option.

                  c. Change of Control. In the event of any contemplated transaction which may constitute a change of control of the Company, the Board may modify any Options granted hereunder so as to accelerate, as a consequence of such transaction, the Optionee's right to exercise any such Option. A Change of Control is that change in control of the Company which is of a nature which would be required to be reported to the Securities and Exchange Commission pursuant to Schedule 14A of Regulation 14A or any successor provision (whether or not the Company is then subject to such reporting requirements). A Change of Control will be deemed to have occurred for purposes of this plan if any person, other than persons or entities who on the date hereof are the "beneficial owners" (as determined pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities, is or becomes the "beneficial owner" of 25% or more of the combined voting power of the outstanding securities of the Company or if during two consecutive year periods, the directors at the beginning of such periods cease for any reason during the two-year period to constitute a majority of the Board of Directors of the Company.

         3.3 Effect of Exercise or Termination of Option. Shares of Stock with respect to which an Option granted under the Plan shall have been exercised shall not again be available for grant under the Plan. If Options granted under the Plan shall terminate for any reason without being wholly exercised, new Options may be granted under the Plan covering that number of shares of Stock with respect to which such termination relates.

4.       ADMINISTRATION OF THE PLAN

         4.1 Administration by the Board. Subject to the provisions of the Plan, the Plan shall be administered by the Board.

         4.2 Powers and Duties. The Board shall have sole discretion and authority to determine the Eligible Directors to whom Options shall be granted. Except as otherwise provided in the Plan, the Board shall have sole discretion and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the details and provisions of each Agreement executed pursuant to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

         4.3 Quorum and Majority Rule. A majority of the then members of the Board shall constitute a quorum and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all of the members of the Board, as the case may be, shall constitute the action of the Board.

         4.4 Liability of the Board. No member of the Board shall be liable for any action, determination or interpretation under any provision of the Plan or otherwise if such action, determination or interpretation was done or made in good faith by such member of the Board.

5.       OPTIONS GRANTED UNDER THE PLAN

         5.1 Grant of Options. Options shall be granted only to Eligible Directors. An Eligible Director may be granted one or more Options; provided, however, that no Eligible Director shall be granted Options to purchase more than 5,000 shares of stock in any one calendar year. Each Option granted under the Plan shall be evidenced by an Agreement dated as of the date such Option is granted. The Agreement shall contain such terms and conditions as shall be determined by the Board, consistent with the Plan.

         5.2 Vesting. Each Option shall vest and be exercisable at such time or times as determined by the Board on the date of grant.

         5.3 Option Price. The Option Price of the Stock subject to each Option shall be the Fair Market Value of the Stock on the date the Option is granted.

         5.4 Option Exercise Period. The period during which any Option granted under the Plan may be exercised shall be not more than ten years from the date of grant, as determined by the Board, which period shall be set forth in the Agreement.

         5.5 Option Exercise. An Option granted pursuant to the Plan may be exercised at any time or times, specified in the Agreement, prior to the termination of the said Option by delivery by the Optionee of written notice to the Company specifying the number of shares of Stock to be purchased accompanied by full payment for such shares of Stock. The right of exercise shall be cumulative. Full payment shall be in cash, or at the discretion of the Board,

                  a. the option price of any Option may be paid in shares of Stock of the Company; or

                  b. the option price may be paid by withholding that number of shares subject to the Option whose aggregate fair market value at the date of exercise equals the Option Price. In addition, sufficient shares subject to the Option (valued at the fair market value thereof at such date) may also be withheld to pay any Federal, state or local tax due on account of the exercise of the Option.

         5.6 Termination of Option.

                  a. Termination of Service on the Board. Except as specifically provided in Section 3.2(b) and Sections 5.6(b) and 5.6(c) hereof, the Options granted hereunder shall terminate as of the close of business on the earliest to occur of the date of (i) expiration of the Option Exercise Period provided in Section 5.4 hereof, (ii) an event of default or breach by an Optionee of the terms and conditions of such Optionee's Agreement, or (iii) termination of an Optionee's service on the Board for cause. If an Optionee's service on the Board is terminated other than for cause, death (as provided in subsection (b) below), or retirement or disability (both as provided in subsection (c) below), the Optionee must exercise his Option, if at all and only to the extent the option is exercisable at termination, within thirty six months after the date of such termination, in accordance with the terms of the Plan and the Agreement.

                  b. Death of Optionee. If an Optionee dies prior to the exercise of his Option in full, his Option may be exercised by the Optionee's executors, administrators or heirs within one year after the date of the Optionee's death, provided such death occurred during the Optionee's service on the Board, or within three months following the termination of such service by reason of the Optionee's retirement after reaching the age of 65 years or the Optionee's retirement after becoming permanently disabled. Such Option may be so exercised by the Optionee's executors, administrators or heirs only with respect to that number of shares of Stock which the Optionee had an Option to purchase and which Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of the (i) retirement of the Optionee after reaching the age of 65 years or after becoming permanently disabled, or (ii) death of the Optionee. In no event may the Option be exercised at any time after the expiration of the Option Exercise Period set forth in Section 5.4 hereof.

                  c. Retirement or Disability. If an Optionee's service on the Board is terminated prior to the exercise of his Option in full, by reason of the Optionee's retirement after reaching the age of 65 years or by reason of the Optionee's retirement after becoming permanently disabled, the Optionee shall have the right, during the period ending thirty-six months after the date of his termination of service on the Board, to exercise his Option. Such Option may be exercised by the Optionee only with respect to that number of shares of Stock which the Optionee had an Option to purchase and which Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of (i) the retirement of the Optionee after reaching the age of 65 years, or (ii) the date the Optionee becomes permanently disabled. In no event may the Option be exercised at any time after the expiration of the Option Exercise Period set forth in Section 5.4 hereof.

         5.7 Nontransferability of Options. No Option granted pursuant to the Plan may be transferred by an Optionee. Subject to the provisions of Section 5.6(b) hereof, the Option shall be exercisable only by an Optionee during his lifetime.

         5.8 Rights as Stockholder. An Optionee shall have no rights as a stockholder of the Company with respect to any shares of Stock subject to an Option prior to his purchase of such shares of Stock by exercise of such Option as provided in the Plan.

         5.9 Right as a Director. Neither the Plan, nor the granting of an Option hereunder, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or undertaking, express or implied, that the Company will retain any director for any period of time, or at any particular rate of compensation, or with any other benefits whatsoever.

6.       DELIVERY OF STOCK CERTIFICATES

         6.1 The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of all or any portion of any Option granted under the Plan prior to the fulfillment of any of the following conditions which may, from time to time, be applicable to the issuance of the Stock:

                  a. Listing of Shares. The admission of such shares of Stock to listing on (i) all stock exchanges on which the Stock of the Company is then listed or (ii) the NASDAQ.

                  b. Registration and/or Qualification of Shares. The completion of any registration or other qualification of such shares of Stock under any federal or state securities laws or under the regulations promulgated by the Securities and Exchange Commission or any other federal or state governmental regulatory body, which the Board shall deem necessary or advisable. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933, as amended, or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulations or requirement.

                  c. Approval or Clearance. The obtaining of any approval or clearance from any federal or state governmental agency which the Board shall determine to be necessary or advisable.

                  d. Reasonable Lapse of Time. The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience.

7.       TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

         7.1 The Board may terminate the Plan at any time or amend or modify the Plan at any time or from time to time, provided, however, that no such action of the Board shall do any of the following:

                  a. Increase Number of Shares. Except as contemplated in
Section 3.2 of the Plan, increase the total number of shares of Stock subject to the Plan without the approval of stockholders.

                  b. Change Terms of Outstanding Options. Modify the requirements for eligibility for participation, or change the Option Price or otherwise alter or impair any Option previously granted to an Optionee under the Plan without the consent of the Optionee.

                  c. Increase Benefits. Materially increase the benefits accruing to Eligible Directors with respect to Options granted under the Plan without the approval of stockholders.

                  d. Continue Plan. Continue the Plan in effect beyond January 2, 2006, without the approval of stockholders.


8.       MISCELLANEOUS

         8.1 Plan Binding on the Successors. The Plan shall be binding upon the successors and assigns of the Company.

         8.2 Withholding Taxes. Whenever Federal, state and local tax is due on the exercise of Options granted under this Plan, the Company may require the Optionee to remit an amount sufficient to satisfy Federal, state and local withholding taxes prior to the delivery of any certificate for such shares.